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                                                                   EXHIBIT 21.1


                     State or other Jurisdiction        Name(s) Under Which Such
Subsidiary         of Incorporation or Organization     Subsidiary Does Business
----------         --------------------------------     ------------------------

EnSys Europe Ltd.           United Kingdom                  EnSys Europe Ltd.